                                                                 EXHIBIT 10.30.3

WESTERN(R)                                          WESTERN DIGITAL CORPORATION

DIGITAL                                             ID: 95-2657125
                                                    P.O. Box 19665
                                                    Lake Forest, CA 92630-7741
                                                    (949) 672-7000 x 27985/27986

NOTICE OF GRANT OF RESTRICTED STOCK
AND RESTRICTED STOCK AGREEMENT

<    ><<MN>><<LN>>                     AWARD NUMBER: <<NBR>>
<<AD1>>                                PLAN:         <<PLN>>
<<AD2>>                                ID:           <<ID>>
<<CTY>>, <<ST>> <<Z>>

Congratulations! Effective<<optdt>>, you have been granted restricted stock of Western Digital Corporation. These shares were granted under the 2004 Performance Incentive Plan (the "Plan").(1)

VESTING(2):

Shares      Vest Type     Full Vest
------      ---------     ---------
<<sp1>>     <<vtpr1>>     <<vdp1>>
<<sp2>>     <<vtp2>>      <<vdp2>>
<<sp3>>     <<vtp3>>      <<vdp3>>
<<sp4>>     <<vtp4>>      <<vdp4>>

Your restricted stock award is subject to the terms and conditions of this Notice, the attached Standard Terms and Conditions for Restricted Stock Awards (the "Standard Terms") and the Plan. By accepting the award, you are agreeing to the terms of the award as set forth in those documents. You should read the Plan, the Prospectus for the Plan, and the Standard Terms. The Standard Terms and the Plan are each incorporated into (made a part of) this Notice by this reference. You do not have to accept your award. If you do not agree to the terms of your award, you should promptly return this Notice to the Western Digital Corporation Stock Plans Administrator.

A copy of the Plan, the Prospectus for the Plan, and the Standard Terms have been provided to you. If you need another copy of these documents, or if you would like to confirm that you have the most recent version, you may obtain another copy in the Company Library on the E*TRADE OptionsLink web site. The documents are also available on the Western Digital Intranet site under Legal.

---------------
(1)   The number of shares subject to the award is subject to adjustment under
Section 7.1 of the Plan (for example, and without limitation, in connection with stock splits).

(2) The shares covered by the award are subject to forfeiture under Section 5 of the attached Standard Terms and Conditions for Restricted Stock Awards.

WESTERN(R)
DIGITAL

      Western Digital Corporation 20511 Lake Forest Drive
      Lake Forest, California 92630 Telephone 949 672-7000

                        STANDARD TERMS AND CONDITIONS FOR
                             RESTRICTED STOCK AWARDS
                         2004 Performance Incentive Plan

1.    RESTRICTED STOCK SUBJECT TO 2004 PERFORMANCE INCENTIVE PLAN

The Restricted Stock Award (the "Award") referred to in the attached Notice of Grant of Restricted Stock and Restricted Stock Agreement (the "Notice") was issued under Western Digital Corporation's (the "Corporation's") 2004 Performance Incentive Plan (the "Plan"). The restricted shares covered by the Award (the "Restricted Shares") are subject to the terms and provisions of the Notice, these Standard Terms and Conditions for Restricted Stock Awards (these "Standard Terms"), and the Plan. To the extent any information in the Notice, the prospectus for the Plan, or other information provided by the Corporation conflicts with the Plan and/or these Standard Terms, the Plan or these Standard Terms, as applicable, shall control. To the extent any terms and provisions in these Standard Terms conflict with the terms and provisions of the Plan, the Plan shall control. The holder of the Restricted Shares is referred to herein as the "Participant". Capitalized terms not defined herein have the meanings set forth in the Plan.

2.    AWARD AGREEMENT

The Notice and these Standard Terms, together, constitute the Award Agreement with respect to the Award pursuant to Section 5.3 of the Plan.

3.    VESTING

Subject to Section 5 below, the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse, in percentage installments of the aggregate number of the Restricted Shares as set forth in the Notice. [STANDARD VESTING - INCLUDE UNLESS OTHERWISE PROVIDED BY THE ADMINISTRATOR AT THE TIME OF GRANT OF THE AWARD: The Award shall become vested with respect to one-fourth of the total number of the Restricted Shares (subject to adjustment under Section 7.1 of the Plan) on each of the first, second, third and fourth anniversaries of the grant date of the Award.]

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.

4.    STOCK CERTIFICATES

      (a) Book Entry Form. The Corporation shall issue the Restricted Shares subject to the Award either: (a) in certificate form as provided in Section 4(b) below; or (b) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

      (b) Certificates to be Held by Corporation; Legend. Any certificates representing Restricted Shares that may be delivered to the Participant by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend:

            "The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Western Digital Corporation. A copy of such Agreement is on file in the office of the Secretary of Western Digital Corporation."

      (c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any Restricted Shares pursuant to the Notice, the Corporation shall, as applicable, either remove the notations on any Restricted Shares issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Restricted Shares which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to
Section 8.5 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant's death or incapacity, as the case may be) shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section
8.1 of the Plan. The shares so delivered shall no longer be restricted shares hereunder.

      (d) Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Award Agreement, the Participant shall deliver to the Corporation an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to such shares. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Participant's attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

5.    TERMINATION OF EMPLOYMENT

Subject to earlier vesting as provided in Section 7.2 or 7.3 of the Plan and
Section 6 hereof, if the Participant ceases to be employed by or to provide services to the Corporation and its Subsidiaries (regardless of the reason for such termination, whether with or without cause, voluntarily or involuntarily, or due to disability), the Participant's Restricted Shares (and related Restricted Property) shall be forfeited to the Corporation to the extent such shares have not become vested upon the date the Participant's employment or services terminate; provided, however, that in the event of the Participant's death at a time when the Participant is employed by or providing services to the Corporation or any of its Subsidiaries, the Restricted Shares (and related Restricted Property) covered by the next installment of the Award scheduled to vest following the date of the Participant's death pursuant to the Notice and
Section 3 hereof shall automatically become fully vested as of such date of death, and the Restricted Shares (and related Restricted Property) covered by any remaining installments of the Award that have not vested after giving effect to the foregoing proviso shall be forfeited to the Corporation as of such date of death. Upon the occurrence of any forfeiture of Restricted Shares hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation, without any other action by the Participant (or the Participant's successor or representative in the event of the Participant's death or disability, as applicable) and, if applicable, the Corporation shall refund any purchase price paid by the Participant for such forfeited shares to the Participant (or the Participant's successor or representative in the event of the Participant's death or disability, as applicable); no additional consideration shall be paid by the Corporation with respect to such transfer. No interest shall be credited with respect to nor shall any other adjustments be made to the purchase price for fluctuations in the fair market value of the Common Stock either before or after the transfer date (except for customary adjustments to reflect stock splits, reverse stock splits, and stock dividends). The Corporation may exercise its powers under
Section 4(d) hereof and take any other action necessary or advisable to evidence such transfer. The Participant (or the Participant's successor or representative in the event of the Participant's death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

6.    ADJUSTMENTS

Upon the occurrence of certain events relating to the Corporation's stock contemplated by Section 7.1 of the Plan, the Administrator will make adjustments if appropriate in the number and kind of securities that may become vested under the Award. If any adjustment is made under Section 7.1 of the Plan, the restrictions applicable to the Restricted Shares shall continue in effect with respect to any consideration or other securities (the "RESTRICTED PROPERTY" and, for the purposes of this Award Agreement, "Restricted Shares" shall include "Restricted Property," unless the context otherwise requires) received in respect of such Restricted Shares. Such Restricted Property shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 10 hereof), such cash shall be invested, pursuant to policies established by the Administrator, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

7.    WITHHOLDING TAXES

The Corporation (or any of its Subsidiaries last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Shares. Alternatively, the Participant or other person in whom the Restricted Shares vest may irrevocably elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 8.5 of the Plan and rules established by the Administrator, to have the Corporation (or the entity last employing the Participant) withhold and reacquire Restricted Shares at their fair market value at the time of vesting to satisfy any withholding obligations of the Corporation or any Subsidiary with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures, which may include prior approval of the Administrator, as the Administrator may impose from time to time, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award.

8.    NONTRANSFERABILITY

Prior to the time that they have become vested pursuant to the Notice and
Section 3, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 6 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

9.    NO RIGHT TO EMPLOYMENT

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant's status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant's other compensation.

10.   RIGHTS AS A STOCKHOLDER

Subject to the provisions of the Plan, the Notice and these Standard Terms, the Participant shall have all of the powers, preferences, and rights of a holder of Common Stock with respect to the Restricted Shares. The Participant agrees and understands that nothing contained in these Standard Terms provides, or is intended to provide, any protection against potential future dilution of his or her stockholder interest in the Corporation for any reason. After the grant date of the Award, the Participant shall be entitled to cash dividends and voting rights with respect to the Restricted Shares subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to Section
5. Any stock dividends paid
in respect of Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such stock dividends are paid.

11.   NOTICES

Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address last reflected on the Corporation's payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this
Section 11.

12.   ARBITRATION

Any controversy arising out of or relating to this Award Agreement (including these Standard Terms) and/or the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Award, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure Sections 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Award Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator's award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator's fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney's fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute. By accepting the Award, the Participant consents to all of the terms and conditions of this Award Agreement (including, without limitation, this Section 12).

13.   GOVERNING LAW

This Award Agreement, including these Standard Terms, shall be interpreted and construed in accordance with the laws of the State of Delaware (without regard to conflict of law principles thereunder) and applicable federal law.

14.   SEVERABILITY

If the arbitrator selected in accordance with Section 12 or a court of competent jurisdiction determines that any portion of this Award Agreement (including these Standard Terms) or the Plan is in violation of any statute or public policy, then only the portions of this Award Agreement or the Plan, as applicable, which are found to violate such statute or public policy shall be stricken, and all portions of this Award Agreement and the Plan which are not found to violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties' intent that any order striking any portion of this Award Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

15.   ENTIRE AGREEMENT

This Award Agreement (including these Standard Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to
Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

16.   SECTION HEADINGS

The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                                                                       EXHIBIT A

                                   STOCK POWER

      FOR VALUE RECEIVED and pursuant to that certain Award Agreement between Western Digital Corporation, a Delaware corporation (the "Corporation"), and the individual named below (the "Individual") dated as of _____________, 2004, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate ________ shares of Common Stock of the Corporation, standing in the Individual's name on the books of the Corporation and represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated _____________, ________

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Award Agreement without requiring additional signatures on the part of the Individual.)